EXHIBIT 99.1

Glen Rose Petroleum Corporation Receives Notices of NASDAQ Listing Standard Deficiency and Cure of NASDAQ Listing Standard Deficiency

DALLAS, Jan. 5, 2010 (GLOBE NEWSWIRE) -- Glen Rose Petroleum Corporation (Nasdaq:GLRP), Dallas, Texas, reports that NASDAQ informed it in a letter received on December 31, 2009, that it was in violation of NASDAQ Marketplace Rule 5210(d) in that it had not paid a $5,000 fee. The Company paid the fee and the NASDAQ informed it via a second letter that the matter was closed on January 4, 2010. The Company believes that NASDAQ has recently been using e-mail addresses with domain name typos to transmit information to the Company and the Company was not timely receiving information from NASDAQ. The Company has advised NASDAQ about the correct e-mail address domains.

The Glen Rose Petroleum Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5339

Private Securities Litigation Reform Act Safe Harbor Statement:

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and the risks and uncertainties inherent in oil and gas exploration, production, and development, and market conditions, particularly energy prices and demand for oilfield equipment and services. Glen Rose Petroleum Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

CONTACT:  Glen Rose Petroleum Corporation
          Andrew Taylor-Kimmins, President
          214-800-2663